UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

SMITHFIELD FOODS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment of the U.S. Credit Facility

Effective February 2, 2009, Smithfield Foods, Inc. (the “Company”) entered into an amendment (the “Amendment”) of its $1.3 billion secured revolving credit facility (the “U.S. Credit Facility”). The Amendment includes the following provisions:

•	A reduction of the interest coverage ratio covenant for specified periods as set forth in greater detail below;
•	A revision of the inventory and receivables ratio coverage covenant as set forth in greater detail below;
•	An increase in the applicable rates for borrowings and commitment fees;
•	An elimination of the ability to borrow based on the offered rate for overnight federal funds; and
•
An agreement by the Company to execute and deliver to the administrative agent, within thirty days of February 2, 2009, a deed of trust (in form and substance reasonably satisfactory to the administrative agent) with respect to the real property of one of the Company's subsidiaries, The Smithfield Packing Company, Incorporated ("Smithfield Packing"), (including buildings and improvements) located in Bladen County, North Carolina known as Smithfield Packing's Tar Heel pork processing plant.

Pursuant to the terms of the Amendment, the interest coverage ratio will be as follows: 1.6 to 1 for the fiscal quarter ending February 1, 2009; 1.2 to 1 for the fiscal quarter ending May 3, 2009; 1.35 to 1 for the fiscal quarters ending August 2, 2009 and November 1, 2009; and 2.0 to 1 for the fiscal quarter ending January 31, 2010.  Pursuant to the original terms of the U.S. Credit Facility, the ratio will return to 3.0 to 1 for the fiscal quarter ending May 2, 2010 and thereafter.

Pursuant to the terms of the Amendment, the inventory and receivables ratio coverage covenant was amended to require a ratio of (i) the sum of 65% of the aggregate amount of inventory plus 85% of the aggregate amount of accounts receivable to (ii) the revolving credit exposure under the U.S. Credit Facility and any pari passu debt, to be at or above 1.3 to 1.

                The Company is currently in discussions regarding similar covenant relief with the lenders under its €300.0 million secured revolving credit facility that we call the Euro Credit Facility.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the third amendment to the U.S. Credit Facility, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1
Third Amendment, dated as of January 30, 2009, to the Revolving Credit Agreement, dated as of August 19, 2005, among the Company, the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto, Calyon New York Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International,” New York Branch and SunTrust Bank, as co-documentation agents, Citicorp USA, Inc., as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent, relating to a $1,300,000,000 secured revolving credit facility, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: February 6, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit 4.1
Third Amendment, dated as of January 30, 2009, to Revolving Credit Agreement, dated as of August 19, 2005, among the Company, the Subsidiary Guarantors from time to time party thereto, the lenders from time to time party thereto, Calyon New York Branch, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International,” New York Branch and SunTrust Bank, as co-documentation agents, Citicorp USA, Inc., as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent, relating to a $1,300,000,000 secured revolving credit facility, as amended.